EXHIBIT 4.1

                 SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

         SECOND AMENDMENT (this "AMENDMENT"), dated as of February 17, 2003, to LOAN AND SECURITY AGREEMENT, dated as of September 24, 2001 (as amended, modified or supplemented from time to time, the "LOAN AGREEMENT"), by and among LASALLE BUSINESS CREDIT, LLC, a Delaware limited liability company, successor by merger to LASALLE BUSINESS CREDIT, INC., a Delaware corporation ("LASALLE"), and PROTECTIVE APPAREL CORPORATION OF AMERICA, a New York corporation ("PACA"), POINT BLANK BODY ARMOR, INC., a Delaware corporation ("POINT BLANK"), and NDL PRODUCTS, INC., a Florida corporation ("NDL", and with PACA and Point Blank, collectively, the "BORROWERS" and each, a "BORROWER"), and DHB INDUSTRIES, INC., a Delaware corporation (f/k/a DHB Capital Group, Inc., the "PARENT"). Terms which are capitalized in this Amendment and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement.

         WHEREAS, the Borrowers and Parent have requested that LaSalle consent to an increase in the Maximum Revolving Loan Limit and to the modification of certain other terms and provisions contained in the Loan Agreement; and

         WHEREAS, LaSalle has consented to such requests, on the terms and subject to the satisfaction of the conditions contained in this Amendment;

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         A. AMENDMENTS. Effective upon the satisfaction of the conditions set forth in SECTION TWO hereof, the Loan Agreement shall be and is hereby amended as of February 17, 2003 as follows:

              (i) SECTION 2(A). REVOLVING LOANS. Section 2(a) of the Loan Agreement is amended by deleting in its entirety clause (y) of the proviso found immediately after clause (iv) thereof, and substituting in lieu thereof the following new clause (y):


              "(y) the Revolving Loan Limit with respect to Revolving Loans made to all Borrowers, at any one time outstanding, shall in no event exceed the following applicable amount:

              (I) Thirty-Five Million Dollars ($35,000,000) during the period commencing on February 18, 2003 and ending on (and including) August 31, 2003, (II) Thirty Million Dollars ($30,000,000) during the period commencing on September 1, 2003 and ending on (and including) November 30, 2003 and (III) Twenty-Five Million Dollars ($25,000,000) at all times on and after December 1, 2003 (such amount, as in effect on any date of determination, the "Maximum Revolving Loan Limit")."

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              (ii) SECTION 8. COLLECTIONS.  SECTION 8 is amended by deleting the introductory portion of clause (iii) which follows the definition of the term "Triggering Event", and by substituting the following in lieu thereof:

              "(iii) during any sixty-day period ending on or after the date one hundred twenty (120) days from the date of this Agreement, less than ninety percent (90%);"

              (iii) SECTION 10. TERMINATION; AUTOMATIC RENEWAL. SECTION 10 is amended by deleting the penultimate sentence thereof, and by substituting the following in lieu thereof:

              "In the event that the Borrowers elect to and in fact terminate this Agreement and prepay all of the Liabilities on or before February 28, 2004, then, in such event, on the date of such prepayment the Borrowers agree jointly and severally to pay to Lender as a prepayment fee, in addition to the payment of all other Liabilities, an amount equal to one per cent (1%) of the Maximum Revolving Loan Limit in effect on such date."

         B. CONDITIONS PRECEDENT. This Amendment shall become effective when all of the following conditions, the satisfaction of each of which is a condition precedent to the effectiveness of this Amendment, shall have occurred or shall have been waived in writing by LaSalle.

              (i) LaSalle shall have received each of the following, which shall be in form and substance reasonably satisfactory to it:

              (a) this Amendment, duly executed by each Borrower and Parent, and by David H. Brooks;

              (b) an Amended and Restated Revolving Note, in the form of EXHIBIT A hereto, in the principal amount of $35,000,000, duly executed by each Borrower;

              (c) an opinion of counsel to the Borrowers and Parent regarding each Borrower's and Parent's due incorporation, valid existence, good standing and power and authority to execute this Amendment, the due authorization, execution and delivery of this Amendment by each Borrower and Parent, the enforceability of this Amendment against each Borrower and Parent, and such other matters as LaSalle and its counsel may reasonably require;

              (d) a Certificate of the Secretary or Assistant Secretary of each Borrower and of Parent (A) relating to the adoption of resolutions by each such Borrower's and Parent's respective Board of Directors approving this Amendment and the other documents executed or delivered in connection herewith by such party, (B) certifying that no amendments have been made to each such Borrower's or Parent's Certificate of Incorporation, as amended, other than the Certificate of Designations and Preferences executed on December 14, 2001, and each such Borrower's or Parent's by-laws, as amended, since September 24, 2001, and (C) further certifying the names and incumbency of officers of each such

         Borrower and of Parent authorized to sign this Amendment and all other documents executed or delivered in connection herewith, and the names and validity of signatures of such officers.

              (ii) LaSalle shall have received payment, in cash, of an amendment fee in the amount of $25,000, which fee shall be non-refundable and deemed fully earned when paid, and the Borrowers authorize LaSalle to charge any loan account of the Borrowers for such fee.

              (iii) All representations and warranties set forth in the Loan Agreement (except for such inducing representations and warranties that were only required to be true and correct as of a prior date) shall be true and correct in all material respects on and as of the effective date hereof, and no Default or Event of Default shall have occurred and be continuing.

              (iv) No event or development shall have occurred since December 31, 2002 which event or development has had or is reasonably likely to have a Material Adverse Effect.

              (v) LaSalle shall have received a certificate from each Borrower and Parent, executed by the chairman of each such party, as to the truth and accuracy of paragraphs (c) and (d) of this SECTION TWO.

              (vi) All corporate and legal proceedings and all documents and instruments executed or delivered in connection with this Amendment shall be satisfactory in form and substance to LaSalle and its counsel, and LaSalle and its counsel shall have received all information and copies of all documents which it or its counsel may have reasonably requested in connection herewith and the matters contemplated hereunder, such documents, when requested by them, to be certified by appropriate corporate authorities.

              (vii) There shall be no action, suit or proceeding pending or to any Borrower's or Parent's knowledge overtly threatened against any Borrower or Parent before any court (including any bankruptcy court), arbitrator or governmental or administrative body or agency which challenges or relates to the consummation of this Amendment or the other transactions contemplated herein.

              (viii) LaSalle shall have received such further agreements, consents, instruments and documents as may be necessary or proper in the reasonable opinion of LaSalle and its counsel to carry out the provisions and purposes of this Amendment.

         C. REPRESENTATIONS AND WARRANTIES. Each Borrower and Parent each hereby represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to LaSalle that:

              (i) Each Borrower and Parent has the corporate or other power, authority and legal right to execute, deliver and perform this Amendment and the other instruments, agreements, documents and transactions contemplated hereby to which it is a party, and has taken all actions necessary to authorize the execution, delivery and performance of this Amendment and the other instruments, agreements, documents to which it is a party and the transactions contemplated hereby and thereby;

              (ii) No consent of any Person (including, without limitation, stockholders or creditors of any Borrower or Parent, as the case may be) other than LaSalle, and no consent, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required in connection with the execution, delivery and performance by each Borrower and Parent, or the validity or enforceability against such parties, of this Amendment and the other instruments, agreements, documents and transactions contemplated hereby to which they are a party;

              (iii) This Amendment has been duly executed and delivered on behalf of each Borrower and Parent by their respective duly authorized officers, and constitutes the legal, valid and binding obligation of such Borrower and Parent, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights of creditors generally or equitable remedies (whether arising in a proceeding at law or in equity);

              (iv) No Borrower or Parent is in material default under any indenture, mortgage, deed of trust, agreement or other instrument to which it is a party or by which it may be bound. Neither the execution and delivery of this Amendment, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will (i) violate any law or regulation, or
(ii) result in or cause a violation by any Borrower or Parent of any order or decree of any court or government instrumentality, or (iii) conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, material agreement or other material instrument to which each such Borrower or Parent is a party or by which any of them may be bound, or (iv) result in the creation or imposition of any lien, charge, or encumbrance upon any of the property of each such Borrower or Parent, except in favor of LaSalle, to secure the Liabilities, or (v) violate any provision of the Certificate of Incorporation, By-Laws or any capital stock or similar equity instrument of each such Borrower or Parent;

              (v) No Default or Event of Default has occurred and is continuing on the date hereof;

              (vi) Since the date of Parent's consolidated and consolidating financial statements for the twelve (12) month period ended December 31, 2002, no change or event has occurred which has had or is reasonably likely to have a Material Adverse Effect;

              (vii) Upon execution of this Amendment and the satisfaction of the conditions set forth in SECTION TWO hereof, each of Parent and each Borrower, each in its capacity as Guarantor under the Loan Agreement, agrees that the term "Liabilities" shall include any and all Liabilities arising under the Loan Agreement, as amended by this Amendment, including but not limited to any and all Revolving Loans resulting from the increase in the Maximum Revolving Loan Limit from $25,000,000 to $35,000,000 and all interest accruing on such Revolving Loans;

              (viii) Parent and its Subsidiaries, taken as a whole, are, and after giving effect to the transactions contemplated by this Amendment, will be, solvent, able to pay its debts as they become due, has capital sufficient to carry on its business, now owns property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts, and will not be rendered insolvent by the execution and delivery of this

Amendment or any of the other agreements instruments being executed in connection herewith or by completion of the transactions contemplated hereunder or thereunder.

         D. GENERAL PROVISIONS.

              (i) Each Borrower, the Parent, each DHB Subsidiary and each Guarantor acknowledges its understanding that effective January 1, 2003, LaSalle Business Credit, Inc. merged with and into LaSalle Business Credit, LLC, a Delaware limited liability company, and that LaSalle Business Credit, LLC is the survivor of such merger. Each such Person agrees that on and after January 1, 2003, all references to "LaSalle Business Credit, Inc." contained in the Loan Agreement or in any of the Other Agreements are hereby deemed to read "LaSalle Business Credit, LLC". Finally, each such Person acknowledges and consents to the filing, without such Person's signature, of an amendment of each UCC-1 financing statement filed against such Person in connection with the Loan Agreement, which amendment shall reflect the change in the name of the secured party of record from "LaSalle Business Credit, Inc." to "LaSalle Business Credit, LLC."

              (ii) Except as herein expressly amended, the Loan Agreement and all other agreements, documents, instruments and certificates executed in connection therewith, are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

              (iii) All references in the Other Agreements to the Loan Agreement shall mean the Loan Agreement as amended hereby and as hereafter amended, supplemented or modified from time to time. From and after the date hereof, all references in the Loan Agreement to "this Agreement," "hereof," "herein," or similar terms, shall mean and refer to the Loan Agreement as amended by this Amendment.

              (iv) This Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all which shall constitute one and the same agreement.

              (v) This Amendment shall be governed and controlled by the internal laws of the State of New York.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, LaSalle, each Borrower, each Guarantor, each DHB Subsidiary and Parent have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


DHB ARMOR GROUP, INC.                    LASALLE BUSINESS CREDIT, LLC,
                                         successor by merger to LaSalle Business
                                         Credit, Inc.


By: /s/ DAVID H. BROOKS                  By: /s/ MICHAEL ALIBERTO III
   ________________________________         _________________________________
   Name:  David H. Brooks                   Name:  Michael Aliberto III
   Title: COB                               Title:

DHB SPORTS GROUP, INC.                   PROTECTIVE APPAREL CORPORATION
                                         OF AMERICA

By: /s/ DAVID H. BROOKS                  By: /s/ DAVID H. BROOKS
   ________________________________         _________________________________
   Name:  David H. Brooks                   Name:  David H. Brooks
   Title: COB                               Title: COB

LANXIDE ARMOR PRODUCTS, INC.             POINT BLANK BODY ARMOR, INC.

By: /s/ DAVID H. BROOKS                  By: /s/ DAVID H. BROOKS
   ________________________________         _________________________________
   Name:  David H. Brooks                   Name:  David H. Brooks
   Title: COB                               Title: COB

ORTHOPEDIC PRODUCTS, INC.                NDL PRODUCTS, INC.

By: /s/ DAVID H. BROOKS                  By: /s/ DAVID H. BROOKS
   ________________________________         _________________________________
   Name:  David H. Brooks                   Name:  David H. Brooks
   Title: COB                               Title: COB

                                         DHB INDUSTRIES INC.

                                         By: /s/ DAVID H. BROOKS
                                            ________________________________
                                            Name:  David H. Brooks
                                            Title: COB


ACKNOWLEDGED AND CONSENTED TO:

/s/DAVID H. BROOKS
______________________________
DAVID H. BROOKS

                                    EXHIBIT A

                          FORM OF AMENDED AND RESTATED
                                 REVOLVING NOTE


ORIGINAL DATE OF EXECUTION: SEPTEMBER 24, 2001
DATE OF AMENDMENT AND RESTATEMENT: AS OF FEBRUARY 17, 2003

$35,000,000.00                                                NEW YORK, NEW YORK



         FOR VALUE RECEIVED, PROTECTIVE APPAREL CORPORATION OF AMERICA, POINT BLANK BODY ARMOR, INC. and NDL PRODUCTS, INC. (each a "Borrower" and collectively, the "Borrowers") jointly and severally promise to pay to the order of LASALLE BUSINESS CREDIT, LLC, successor by merger to LASALLE BUSINESS CREDIT, INC. (the "Lender"), at its offices located at 135 South LaSalle Street, Chicago, Illinois 60603, the principal sum of Thirty-Five Million and No/100 Dollars ($35,000,000.00) on the Maturity Date, which shall mean the last day of the Original Term, or the applicable Renewal Term, in the event that the Loan Agreement (as defined below) is renewed, as the case may be, or so much of such principal sum as shall be outstanding and unpaid on the Maturity Date, all as more fully set forth in the Loan and Security Agreement, dated as of September 24, 2001 (as the same may be amended, modified, supplemented or restated from time to time, the "Loan Agreement"), by and among each of the Borrowers, DHB Industries, Inc., as Guarantor, the DHB Subsidiaries and the Lender. Terms which are capitalized in this Amended and Restated Revolving Note (the "Revolving Note") but are not otherwise defined shall have the meanings ascribed to them in the Loan Agreement. The Borrowers further promise jointly and severally to pay
(a) the principal of the Revolving Loans, as set forth in Section 2(d)(i) of the Loan Agreement and (b) interest on the outstanding principal amount hereof on the dates and at the rates provided in the Loan Agreement, from the date hereof until payment in full hereof. This Revolving Note is referred to in and delivered pursuant to the Loan Agreement, and is subject to and entitled to all provisions and benefits thereof.

         The Borrowers hereby authorize the Lender to charge any account of the Borrowers maintained with the Lender for all sums payable hereunder as and when such sums become due. If payment hereunder becomes due and payable on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon at the rate specified during such extension. Credit shall be given for payments made, in the manner and at the times provided in the Loan Agreement. It is the intent of the parties that the rate of interest and other charges to the Borrowers under this Revolving Note shall be lawful; therefore, if for any reason the interest or other charges payable hereunder are found by a court of competent jurisdiction, in a final determination, to exceed the limit which the Lender may lawfully charge the Borrowers, then the obligation to pay interest or other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to the Borrowers.

         The principal and all accrued interest hereunder may be prepaid by the Borrowers, in part or in full, at any time; PROVIDED, HOWEVER, that if the Borrowers terminate the Loan Agreement prior to the Maturity Date, the Borrowers may be required to pay a prepayment fee as provided in Section 10 of the Loan Agreement.

         The Borrowers waive the benefit of any law that would otherwise restrict or limit the Lender in the exercise of its right, which is hereby acknowledged, to set off against the Liabilities, without notice and at any time hereafter, any amounts owing from the Lender to the Borrowers. The Borrowers agree that the Lender shall not be liable for any error in judgment or mistakes of fact or law, other than for gross negligence. To the extent the Borrowers have any counterclaims, they agree to assert any and all such counterclaims (other than compulsory counterclaims) by separate action.

         The Borrowers, any other party liable with respect to the Liabilities evidenced hereby and any and all endorsers and accommodation parties, and each one of them, if more than one, waive any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of the Lender's rights hereunder.

         The Revolving Loans evidenced hereby have been made, and this Revolving Note has been delivered, at New York, New York. THIS REVOLVING NOTE SHALL BE
GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, and shall be binding upon the Borrowers and each of their successors and assigns. If this Revolving Note contains any blanks when executed by the Borrowers, the Lender is hereby authorized, without notice to the Borrowers, to complete any such blanks according to the terms upon which the Revolving Loan or Revolving Loans were granted. Wherever possible, each provision of this Revolving Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Revolving Note shall be prohibited by or be invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Revolving Note.

         To induce the Lender to make the Revolving Loans evidenced by this Revolving Note, the Borrowers (i) irrevocably agree that all actions arising directly or indirectly as a result or in consequence of this Revolving Note shall be instituted and litigated only in courts having situs in the City of New York, New York; PROVIDED, that Lender may elect to commence an action or proceeding with respect to the Collateral in another jurisdiction, (ii) hereby consent to the exclusive jurisdiction and venue of any State or Federal Court located and having its situs in said city, and (iii) waive any objection based on forum non-conveniens. IN ADDITION, THE BORROWERS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS REVOLVING NOTE, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY ANY BORROWER OR THE LENDER OR WHICH IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN THE BORROWERS AND THE LENDER, waive personal service of any and all process, and consent that all such service of process may be made by certified mail, return receipt requested, directed to the Borrowers at the address indicated in the Lender's records; and service so made shall be complete five (5) days after the same has been deposited in the U.S. mails as aforesaid.

         This Revolving Note amends, supersedes and replaces in its entirety that certain Amended and Restated Revolving Note (the "Original Note") in the original principal amount of Twenty-Five Million and No/100 Dollars ($25,000,000) dated as of June 28, 2002, executed by the Borrowers and payable to the order of the Lender; PROVIDED, HOWEVER, that all of the indebtedness evidenced by the Original Note continues to be outstanding as of the date hereof, no cancellation, adjustment or novation of such indebtedness shall be deemed to have occurred on account of the amendment and restatement of the Original Note pursuant to this Revolving Note, and the Borrowers' execution and delivery of this Revolving Note shall constitute an express acknowledgment and confirmation of, and agreement with, the foregoing.

         IN WITNESS WHEREOF, each of the Borrowers has executed this Revolving Note on the date first above set forth.


                                     PROTECTIVE APPAREL CORPORATION OF AMERICA



                                     By:/s/ DAVID H. BROOKS
                                        ______________________________________
                                        Title: COB
                                        Name:  David H. Brooks


                                     POINT BLANK BODY ARMOR, INC.



                                     By:/s/ DAVID H. BROOKS
                                        ______________________________________
                                        Title: COB
                                        Name:  David H. Brooks


                                     NDL PRODUCTS, INC.



                                     By:/s/ DAVID H. BROOKS
                                        ______________________________________
                                        Title: COB
                                        Name:  David H. Brooks